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                                                                    EXHIBIT 15.2
The Stockholders and
Board of Directors of
Morgan Stanley Group Inc.


We are aware of the incorporation by reference in the Registration Statements (Form S-4 No. 333-25003, Form S-3 No. 33-92172, Form S-3 No. 33-57202, Form S-3
No. 33-60734, Form S-3 No. 33-89748, Form S-3 No. 333-7947, Form S-3 No.
333-22409, Form S-8 No. 333-28141, Form S-8 No. 33-62374, Form S-8 No. 33-63024,
Form S-8 No. 33-63026, Form S-8 No. 33-78038, Form S-8 No. 33-79516, Form S-8
No. 33-82240, Form S-8 No. 33-82242, Form S-8 No. 33-82244 and Form S-8 No.
333-4212) of Morgan Stanley, Dean Witter, Discover & Co. of our report dated March 27, 1997 included in the Current Report on Form 8-K to be filed on June 2, 1997, relating to the unaudited condensed consolidated interim financial statements of Morgan Stanley Group Inc. which are included in its Form 10-Q for the quarter ended February 28, 1997.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                                        /s/ Ernst & Young LLP


New York, New York
June 2, 1997